PFF Bancorp to Present at Friedman Billings Ramsey Conference

POMONA, Calif., November 22, 2005 (PRNewswire-FirstCall) - PFF Bancorp, Inc. (NYSE:PFB), the holding company for PFF Bank & Trust, Diversified Builder Services, Inc. and Glencrest Investment Advisors, Inc., is scheduled to present at the Friedman Billings Ramsey (FBR) 12th Annual Investor Conference in New York on Tuesday November 29, at 4:25 p.m. EST. This presentation will be webcast and can be accessed through FBR's website, http://www.fbr.com. After the presentation, a copy of the slide presentation will be posted to the Investor Relations portion of the PFF Bancorp website at www.pffbancorp.com.

SOURCE: PFF Bancorp Inc.

CONTACT: Gregory C. Talbott, Executive Vice President/CFO

909-623-2323

Web site: http://www.pffbancorp.com